SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release of Claims (this "Settlement Agreement") is made by and between Matthews International Corporation ("Matthews"), on the one hand, and Eternal Image, Inc. ("EI"), on the other:

WHEREAS, EI has advised Matthews that EI is a licensee of trademarks and/or logos of the Vatican Observatory and the Star Trek franchise (collectively, the "Marks"); and

WHEREAS, Matthews and EI signed a Letter of Understanding ("LOU") dated February 16, 2010 related to the manufacture and distribution of urns, caskets, bronze memorials, and related products which incorporate the Marks (collectively, the "Products"); and

WHEREAS, certain disputes have arisen between Matthews and EI related to the LOU and the dealings and obligations between the parties; and

WHEREAS, Matthews and EI now wish to fully and finally resolve any and all disputes between the parties, including, but not limited to, those related in any way to the LOU, the Marks, and the related manufacture, marketing, and sale of the Products.

NOW, THEREFORE, in consideration of the mutual promises and for other good and valuable consideration contained herein, receipt of which is hereby acknowledged; to avoid the expense, delay, uncertainty and risk inherent in any potential litigation or arbitration; and intending to be legally bound, Matthews and EI covenant and agree as follows:

1. **PAYMENT:** Contemporaneously with the execution of this Settlement Agreement, the Matthews shall wire to EI, per the wiring instructions of EI, the amount of twenty-five thousand U.S. dollars ($25,000.00).

2. **RELEASE BY MATTHEWS OF ETERNAL IMAGE:** Matthews and its agents, attorneys, affiliates, subsidiaries, officers, directors, employees, representatives, shareholders, members, predecessors, successors, insurers and assigns hereby release and forever discharge EI and its agents, attorneys, affiliates, subsidiaries, parents, officers, directors, employees, representatives, shareholders, members, predecessors, successors, insurers and assigns from any claims of any kind, and from any and all actions, causes of action, debts, demands, damages, promises, claims, counterclaims, losses, liabilities and obligations of every nature, both in law and in equity, pursuant to any federal, state, or local law or regulation or common law, known or unknown, from the beginning of time though the date of this Settlement Agreement (collectively, "Claims"), including, but not limited to any Claims arising from or in any way related to the LOU and the matters set forth therein. Notwithstanding any provision herein, Matthews does not release but expressly retains all claims against EI arising out of or relating to the performance of or enforcement of the terms of this Settlement Agreement or arising out of or relating to any representations made herein.

3. **RELEASE BY ETERNAL IMAGE OF MATTHEWS:** EI and its agents, attorneys, affiliates, subsidiaries, parents, officers, directors, employees, representatives, shareholders, members, predecessors, successors, insurers and assigns hereby release and forever discharge Matthews and its agents, attorneys, affiliates, subsidiaries (including, but not limited to, The York Group, Inc.), divisions (including, but not limited to, its Casket Division and its Bronze Division), officers, directors, employees, representatives, shareholders, members, predecessors, successors, insurers and assigns from any Claims, including, but not limited to any Claims arising from or in any way related to the LOU and the matters set forth therein. Notwithstanding any provision herein, EI does not release but expressly retains all claims against

Matthews arising out of or relating to the performance of or enforcement of the terms of this Settlement Agreement or arising out of or relating to any representations made herein.

4. **TERMINATION OF LOU:** The parties covenant and agree that, upon the execution of this Settlement Agreement, any obligations between the parties arising under the LOU are terminated and concluded. Upon the execution of this Settlement Agreement, the parties agree that Matthews shall destroy and dispose of any molds in Matthews's possession that include the Marks. The parties agree, however, that, for a period of one year following the execution of this Settlement Agreement ("Sell-Off Period"), Matthews shall have the right and full authority, license, and privilege, without any further obligation, compensation, payment, or consideration to EI, to sell Matthews's existing inventory of the Products. Matthews's existing inventory of Products, as of the date of this Settlement Agreement, consists of fifty-four (54) urns. Upon the expiration of the Sell-Off Period, Matthews shall destroy and dispose of any Products that then remain in Matthews's inventory. EI represents and warrants to Matthews that, in addition to having all right, title and interest in EI's proprietary trademarks and logos, EI is fully vested and authorized, pursuant to exclusive licensing agreements, to commercially exploit the Marks and the Products. EI covenants and warrants that it had and has full right and authority (from CBS Consumer Products, the Vatican Observatory, and/or any other necessary third party) to authorize Matthews to manufacture and/or sell the Products.

5. **COVENANT NOT TO SUE:** Except for the rights and obligations of Matthews and EI as set forth in this Settlement Agreement, which rights and obligations shall survive the execution hereof, and except as otherwise expressly reserved herein, from the effective date of this Release forward, (a) Matthews hereby irrevocably covenants to refrain from, directly or indirectly, commencing, causing to be commenced, or continuing any suit, action, arbitration,

proceeding, counterclaim or cross-claim of any kind whatsoever against EI for any of the claims released pursuant to this Settlement Agreement or on any other basis on which it could have commenced an action on or prior to the execution of this Settlement Agreement; and (b) EI hereby irrevocably covenants to refrain from, directly or indirectly, commencing, causing to be commenced, or continuing any suit, action, arbitration, proceeding, counterclaim or cross-claim of any kind whatsoever against Matthews for any of the claims released pursuant to this Settlement Agreement or on any other basis on which it could have commenced an action on or prior to the execution of this Settlement Agreement.

6. **WARRANTIES:** Matthews's warranties, including, without limitation, warranties with respect to the design, materials, workmanship, merchantability, fitness for purpose and performance of the Products, shall be limited exclusively to those specifically expressed in writing from time to time by Matthews. Any such warranty shall run directly from Matthews to the ultimate consumer of the Products and shall not be enlarged, diminished or otherwise altered or amended in any manner by EI. EI shall make no representation regarding Matthews's warranty, if any, covering the Products but shall refer its customers to Matthews's printed warranty standard in effect at that time, if any. AS BETWEEN MATTHEWS AND EI, MATTHEWS DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, IN FACT OR BY OPERATION OF LAW OR OTHERWISE, CONTAINED IN OR DERIVED FROM THIS AGREEMENT, OR IN ANY OTHER MATERIALS, BROCHURES, PRESENTATIONS OR OTHER DOCUMENTS OR COMMUNICATIONS WHETHER ORAL OR WRITTEN, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7. **NON-DISPARAGEMENT AND CONFIDENTIALITY:** Matthews and EI agree that they shall not make or encourage others to make any statement that disparages or is derogatory about any other party or its officers, directors, shareholders or affiliates. Matthews and EI agree to keep the terms of this Settlement Agreement confidential, except as may be required by law. In the event that any public disclosure or announcement of the termination of the parties' commercial dealings is required by law, the parties agree that such public disclosure or announcement will state that the parties mutually have decided to terminate their commercial dealings, and such public disclosure or announcement will not in any way assign, imply, or attribute any fault or misconduct to either party. Any required disclosure or announcement by one party shall be subject to the advance written approval of the other party, which approval shall not be unreasonably withheld or otherwise cause such disclosure or announcement to be violative of any law.

8. **COVENANTS:** Matthews and EI each covenant to the other that they have not sold, assigned or otherwise transferred to any third party any of the claims that they have ever had against the other.

9. **NO ADMISSION OF LIABILITY:** Matthews and EI covenant and agree that neither this Settlement Agreement nor compliance with this Settlement Agreement shall be construed as an admission of any liability whatsoever by any party, and each party specifically disclaims any liability to any other party for any alleged violation of any order, law, statute, duty, obligation or contract.

10. **READING OF AGREEMENT:** Matthews and EI hereby declare that they have read this Settlement Agreement in its entirety and know and understand its contents, that they

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have had the advice and assistance of counsel in reviewing and entering into this Settlement Agreement and that they each comprehend and agree to all of this Settlement Agreement's terms, conditions and meanings freely, knowingly and willingly.

11. **WARRANT OF AUTHORITY:** Any person signing this Settlement Agreement on behalf of a party represents and warrants that he or she has the power and authority to bind that party.

12. **WRITTEN MODIFICATION:** This Settlement Agreement may not be amended, modified, or extended with respect to any party hereto except by written instrument executed by the Parties hereto.

13. **EXECUTION IN COUNTERPARTS:** This Settlement Agreement may be executed in one or more identical counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one agreement binding upon the Parties hereto.

14. **CHOICE OF LAW:** This Settlement Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to conflict of law principles. In the event that any disagreement or dispute shall arise between the parties under any provision of this Settlement Agreement, such disagreement or dispute shall be submitted by the parties to arbitration in Chicago, Illinois by a panel of three (3) arbitrators, who shall be appointed in accordance with the rules for Commercial Arbitration of the American Arbitration Association, which Association shall conduct and administer the dispute. Any award made by a majority of the arbitrators shall be binding and shall be entitled to be reduced to judgment in a Court of competent jurisdiction.

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15. **FEES AND COSTS:** Except for the payment for which this Settlement Agreement provides, each party to this Settlement Agreement will bear its own costs, expenses and attorney's fees incurred in or arising out of or in any way related to the matters released herein.

16. **WAIVER:** The waiver by Matthews or EI of any breach of this Settlement Agreement will not be deemed or construed as a waiver of any other breach, whether prior, subsequent, or contemporaneous, of this Settlement Agreement.

17. **HEIRS, SUCCESSORS AND ASSIGNS:** This Settlement Agreement shall be binding upon and inure to the benefit of Matthews and EI, their insurers, personal representatives, employees, officers, directors, representatives, attorneys, successors and assigns. Matthews and EI expressly acknowledge that the waivers and agreements provided herein shall become effective upon execution of this Settlement Agreement and may not thereafter be rescinded or revoked.

18. **ENTIRE AGREEMENT:** This Settlement Agreement constitutes the entire agreement among the Parties concerning the matters set forth herein.

19. **TITLES:** The titles of paragraphs herein are inserted solely for convenience and do not affect the construction of any provision of this Settlement Agreement.

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IN WITNESS WHEREOF, the Parties hereto have executed this Settlement Agreement, effective May 26, 2011.

MATTHEWS INTERNATIONAL CORPORATION

By: ____________________   ____________________
Attest

Title: V.P. and General Counsel

ETERNAL IMAGE, INC.

By: ____________________   ____________________
Attest

Title: President & CEO

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